Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145047) and Form S‑8 (Nos. 333-148364; 333-112704; 333-73842; 333-41880; 333-95647; 333-90971, 333-88131, 333-178411 and 333-207695) of NetScout Systems, Inc. of our report dated May 24, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 24, 2017